                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-54359


        SUPPLEMENT NO. 64 TO PROSPECTUS DATED JULY 7, 1994
                 (AS SUPPLEMENTED JULY 14, 1994)

AT&T CAPITAL CORPORATION


Medium Term Notes, Series 2


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)


                  Fixed and Floating Rate Notes


                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 1 year to 18 months ............................ 5.9400%


Date of Sale: October 17, 1995

Redemption:

     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                              (as a percent of principal amount)
Repayment:

     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)